Exhibit 99.1

Sunoco LP and SunocoCorp LLC Announce Completion of Acquisition of Parkland Corporation and Start Date for Trading in SunocoCorp LLC Common Units; Publication of Updated Investor Presentation

DALLAS, November 3, 2025 – Sunoco LP (NYSE: SUN) (“Sunoco” or the “Partnership”), and SunocoCorp LLC (NYSE: SUNC) (“SunocoCorp”) announced today that Sunoco completed the acquisition of Parkland Corporation (“Parkland”) on October 31, 2025 (the “Transaction”).

Parkland shares are expected to be delisted from the Toronto Stock Exchange as of the close of markets on Tuesday, November 4, 2025 and, until such time, will continue to be traded on the Toronto Stock Exchange. The Common Units of SunocoCorp to be received by Parkland shareholders in connection with the Transaction will begin trading on the New York Stock Exchange on Thursday, November 6, 2025 under the ticker symbol “SUNC” following the settlement of the Parkland shares and completion of the allocation process for the SunocoCorp Common Units.

An updated investor presentation is available on Sunoco’s website at www.sunocolp.com in the Investor Relations section under Webcasts & Presentations.

About Sunoco and SunocoCorp

Sunoco LP (NYSE: SUN) is a leading energy infrastructure and fuel distribution master limited partnership operating across 32 countries and territories in North America, the Greater Caribbean, and Europe. The Partnership’s midstream operations include an extensive network of approximately 14,000 miles of pipeline and over 160 terminals. This critical infrastructure complements the Partnership’s fuel distribution operations, which distribute over 15 billion gallons annually to approximately 11,000 Sunoco and partner-branded retail locations, as well as independent dealers and commercial customers. SUN’s general partner is owned by Energy Transfer LP (NYSE: ET).

SunocoCorp (NYSE: SUNC) is a publicly traded limited liability company that owns a direct limited partner interest in Sunoco LP.

SUN and SUNC are headquartered in Dallas, Texas. More information is available at www.sunocolp.com

Forward-Looking Statements

This news release may include certain statements concerning expectations for the future that are forward-looking statements as defined by U.S. federal law, including without limitation statements regarding the anticipated benefits of the acquisition and the timing for the commencement of trading of the SunocoCorp Common Units on the New York Stock Exchange. Forward-looking statements often address future business and financial events, conditions, expectations, plans or ambitions, and often include, but are not limited to, words such as “believe,” “expect,” “may,” “will,” “should,” “could,” “would,” “anticipate,” “estimate,” “intend,” “plan,” “seek,” “see,” “target” or similar expressions, or variations or negatives of these words, but not all forward-looking statements include such words. Forward-looking statements are based upon current plans, estimates, expectations and ambitions and are subject to a variety of known and unknown risks, uncertainties, assumptions and other factors that are difficult to predict, many of which are beyond management’s control and that could cause actual results to differ materially from those expressed in such forward-looking statements, including factors associated with the timing for the completion of the de-listing process and the settlement procedures and allocation process for the SunocoCorp Common Units. These risks, as well as other risks associated with Sunoco and SunocoCorp, are discussed in Sunoco’s Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q, and in any Current Reports on Form 8-K and other documents filed from time to time by Sunoco or SunocoCorp, as applicable, with the Securities and Exchange Commission. Neither Sunoco nor SunocoCorp undertakes any obligation to update or revise any forward-looking statement to reflect new information or events, unless required by law.

Contacts

Investors:

Scott Grischow, Treasurer, Senior Vice President – Finance

(214) 840-5660, scott.grischow@sunoco.com

Media:

Chris Cho, Senior Manager – Communications

(469) 646-1647, chris.cho@sunoco.com

# # #